Filed Pursuant to Rule 424(b)(4)
                                                     Registration No. 333-102436



                              PROSPECTUS SUPPLEMENT

                      To Prospectus dated January 17, 2003
                             and supplemented by the
                          Prospectus Supplements, dated
                 January 29, 2003, January 30, 2003, February 4,
             2003, February 5, 2003, February 6, 2003, February 14,
                   2003, February 19, 2003, February 21, 2003,
               February 24, 2003, February 26, 2003, February 28,
                  2003, March 4, 2003, March 6, 2003, April 1,
                2003, April 8, 2003, April 25, 2003, May 1, 2003,
                May 6, 2003, July 10, 2003 and September 24, 2003

                                       of

                                  FINDWHAT.COM

         Integral Capital Partners VI, LP ("ICP") sold the following number of shares of our common stock on the dates and at the per share prices set forth below:

o 43,300 shares on October 20, 2003 at an average price of $17.0825 per share; and

o  56,700 shares on October 21, 2003 at an average price of $17.85 per share.

This sale was effected by Goldman, Sachs, as agent, at a total commission of $5,000.00. Immediately following these sales, ICP beneficially owned 150,000 shares of our common stock.

         On October 22, 2003, the closing price per share of our common stock on the Nasdaq National Market was $16.68.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus Supplement is October 23, 2003.